Exhibit 24.2

PINNACLE WEST CAPITAL CORPORATION

RESOLUTIONS FOR FILING

REGISTRATION STATEMENTS

FOR THE FEBRUARY 21, 2024

BOARD OF DIRECTORS MEETING

RESOLVED, that each of the proper officers of Pinnacle West Capital Corporation (the “Company”), acting on its behalf, is hereby authorized to prepare, execute and file with the Securities and Exchange Commission an appropriate registration statement or registration statements with respect to the public offering(s) of an indeterminate amount of the Company's securities, including, to the extent deemed necessary or appropriate by any such proper officer, (a) common stock, purchase contracts for common stock (including but not limited to any forward sale agreement, delayed delivery contract or similar agreement) or stock purchase units, (b) preferred or convertible preferred stock and depositary shares representing fractional interests in such preferred stock, (c) unsecured senior or subordinated debt securities, in any combination and (d) any combination of the foregoing, which such registration statement may also include an indeterminate amount of Arizona Public Service Company debt securities, and including such amendments, including post-effective amendments, supplements, exhibits and other documents, under the Securities Act of 1933, as amended, as he or she may consider appropriate or advisable from time to time; and further

RESOLVED, that the signature of each of the proper officers or each of the directors of the Company to any such registration statement, amendment, supplement, exhibit, or other document may be effected pursuant to a power of attorney or other similar delegation of authority; and further

RESOLVED, that the proper officers of the Company are hereby authorized and empowered, for and on behalf of the Company, to take such further actions, and to execute, file and deliver such additional documents, instruments and certificates as he or she may consider necessary or advisable to carry out the resolutions heretofore adopted at this meeting.

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